Exhibit (g)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK


                                    EXHIBIT 1

                          TO CUSTODIAN CONTRACT BETWEEN
                         FEDERATED INVESTMENT COMPANIES,
                      STATE STREET BANK AND TRUST COMPANY.,
                         AND FEDERATED SERVICES COMPANY
                             Dated December 1, 1993

                       (Exhibit 1 revised as of 7/31/2006)

CONTRACT
DATE        INVESTMENT COMPANY


7/31/06    Federated MDT Series
7/31/06          Federated MDT All Cap Core Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/31/06          Federated MDT Tax Aware/All Cap Core Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/31/06          Federated MDT Large Cap Growth Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/14/06          Federated MDT Mid Cap Growth Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/31/06          Federated MDT Small Cap Value Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/31/06          Federated MDT Small Cap Growth Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/31/06          Federated MDT Small Cap Core Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares
7/314/06         Federated MDT Balanced Fund
7/31/06                Class A Shares
7/31/06                Class C Shares
7/31/06                Institutional Shares